Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-128632 and 333-128630 on Form S-8 of our report dated February 21, 2006, appearing in the Annual Report on Form 10-K of TRX, Inc. for the year ended December 31, 2005.

Atlanta, Georgia

February 21, 2006